Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Registered Jurisdiction
3D/International, Inc.	Texas
Amplus Corporation BCC Engineering Acquisition Corporation BCC Engineering Holding Corporation BCC Engineering, LLC Black Signal Technologies, LLC	Virginia Delaware Delaware Florida Delaware
Blackhorse, A Parsons Company Blue Ridge Envisioneering, Inc.	Delaware Virginia
Bonifica S.P.A.	Italy
Braxton Science & Technology Group, LLC	Colorado
Braxton Technologies, LLC	Colorado
Bright Star For Engineering Services LLC	Iraq, Republic of
CMX Technologies LLC	Delaware
Command Engineering International Limited Cromulence LLC	Ontario Florida
De Leuw, Cather International Limited	Delaware
Delcan Corporation	Illinois
Delcan Technologies, Inc. Diqqat Al /hilool for Engineering and Technical Services, Project Management and Electronic Equipment Supply LLC	Georgia Iraq
DZSP 21 LLC	Delaware
Echo Ridge, LLC	Virginia
Emerett, LLC Engineering Financing Services, LLC	Colorado Delaware
First Defense Services Pte. Ltd.	Singapore
Fourth Dimension Engineering LLC Heath & Lineback Engineers, Inc.	Delaware Georgia
Holding S.r.L. I.S. Engineers, L.L.C.	Italy Texas
Ingenicomm, LLC	Virginia
IPKeys Power Partners, Inc.	Delaware
Marigold Infrastructure Partners Inc.	Alberta
NDP, LLC New Millenium Engineering, Inc.	Colorado Florida
OGSystems, LLC Paragon Communications Solutions LlC	Virginia Virginia
PARCAN, Inc.	Delaware

Exhibit 21.1

Parmetek, S.A. De C.V.	Mexico
Parsons 401Hot GP Inc.	Ontario
Parsons 401Hot Limited Partnership	Ontario
Parsons Architectural Services Inc.	Alberta
Parsons Architectural Services of Illinois Inc.	Illinois
Parsons Architecture of Florida Inc.	Florida
Parsons Architecture of New Jersey P.C.	New Jersey
Parsons Canada Holdings, LLC	Delaware
Parsons Construction Craft Services Inc.	Texas
Parsons Construction Group Inc.	Delaware
Parsons Constructors & Fabricators Inc.	Delaware
Parsons Constructors Inc.	Delaware
Parsons Corporation	Delaware
Parsons Delcan Inc.	Delaware
Parsons do Brasil Construcoes Ltda.	Brazil
Parsons Engineering Inc. of Michigan	Michigan
Parsons Engineering Limited	Cork
Parsons Engineering of New York, Inc.	New York
Parsons Engineering Science International, Inc.	Delaware
Parsons Engineering Science, Inc.	California
Parsons Engineering Services L.L.C.	Dubai
Parsons Enterprises, Inc.	Delaware
Parsons Environment & Infrastructure Group Inc.	Delaware
Parsons Europe Holdings B.V.	Netherlands
Parsons Federal Construction Inc.	California
Parsons Global Services, Ltd.	Cayman Islands (B.W.I.)
Parsons Government Services Inc.	Nevada
Parsons Government Services International Inc.	Delaware

Exhibit 21.1

Parsons Government Support Services Inc. Parsons Group France SAS	Texas France
Parsons Group International Limited	United Kingdom
Parsons Inc.	Federally Chartered (Canada)
Parsons Infrastructure & Technology Group Inc. of Ohio	Ohio
Parsons Infrastructure & Technology Group of Illinois P.C.	Illinois
Parsons Infrastructure & Technology Group of Michigan Inc.	Nevada
Parsons Infrastructure & Technology Group of New York Inc.	New York
Parsons Inspection & Maintenance Corporation	Delaware
Parsons International & Company LLC	Sultanate of Oman
Parsons International Limited	Nevada
Parsons International Limited	Delaware
Parsons International Limited (L.L.C.), a Limited Liability Company	Egypt, Arab Republic of
Parsons Main of New York, Inc.	New York
Parsons Middle East Corporation	Nevada
Parsons Middle East Ltd.	Delaware
Parsons MIP Inc.	Alberta
Parsons of North Carolina Inc.	North Carolina
Parsons of Puerto Rico Professional Engineers, P.S.C.	Puerto Rico
Parsons Overseas Company	Nevada
Parsons Overseas Limited Inc.	Delaware
Parsons PATCO Inc.	Delaware
Parsons Professional Corporation	District of Columbia
Parsons Professional Services Inc.	Ontario
Parsons Project Services, Inc.	California
Parsons RCI Inc. Parsons Regional Headquarters Company	Washington Saudi Arabia

Exhibit 21.1

Parsons Savannah Construction Company	South Carolina
Parsons Savannah Services Company	Delaware
Parsons Secure Solutions Inc.	Virginia
Parsons Services Company	Texas
Parsons SGTP GP Holdings Inc.	Federally Chartered
Parsons Technical Services Inc.	Delaware
Parsons Technical Services International Inc.	Texas
Parsons Transportation Architectural Services LLC	Delaware
Parsons Transportation Group Inc.	Illinois
Parsons Transportation Group Inc. of Michigan	Michigan
Parsons Transportation Group Inc. of Virginia	Virginia
Parsons Transportation Group of New York, Inc.	New York
Parsons Transportation Group, Professional Corporation	District of Columbia
Parsons Water & Infrastructure Inc.	Delaware
Parsons-Versar LLC	Delaware
Partnership for Temporary Housing LLC	Delaware
Polaris Alpha Advanced Systems, Inc.	Virginia
Polaris Alpha Cyber and Sigint, LLC	Delaware
Polaris Alpha Cyber Technologies, LLC	Delaware
Polaris Alpha, LLC	Delaware
PTSI Managed Services Inc.	California
QRC, LLC	Virginia
RMP Infrastructure Holdings Inc.	Federally Chartered
S&P Geology Services P.C.	New York
Sage Management Enterprise, LLC Saudi Arabian Parsons for Engineering Consulting Company (Professional Limited Liability Company)	Maryland Saudi Arabia
Saudi Arabian Parsons Limited	Saudi Arabia

Exhibit 21.1

Sealing Technologies, LLC	Maryland
SGTP Highway Bypass GP Inc.	Saskatchewan
SGTP Highway Bypass Limited Partnership	Saskatchewan
Silver Palm Technologies, LLC Solidyn Solutions, LLC	Maryland Delaware
Space Ground System Solutions, Inc.	Florida
SPW 2020 LLC	Virginia
Steinman Boynton Gronquist & Birdsall	New York
Steinman Inc.	New York
T.J. Cross Engineers, Inc.	California
Tailored Engineering Deployments, LLC	Maryland
TCG International Group Ltd.	Virginia
The Ralph M. Parsons Company	Nevada
TSM LLC	Tennessee
Vaxcom Services LLC	Delaware
West Corridor Developers General Partnership	Alberta
Williams Electric Co., Inc.	Florida
Xator AFG LLC	Delaware
Xator LLC	Florida